Exhibit 3.11

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                  Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


     1. The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.


     2. On , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE


     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

     (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 1,511 itemized as follows:

           Class                              Series     No. of Shares

  Cumulative Preferred Stock ($50 par value)  6.00%            1,511

     (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,629,329, itemized as follows:

         Class                                      Series         No. of Shares

Cumulative Preferred Stock ($50 par value)          5%                   125,209
      "          "         "          "             4.60%                      0
      "          "         "          "             4.50%                  8,397
      "          "         "          "             4.60% (Series A)      14,052
      "          "         "          "             5.125%                66,000
      "          "         "          "             4.60% (Series B)      54,400
      "          "         "          "             6%                    65,124
      "          "         "          "             9.40%                      0
      "          "         "    ($100 par value)    8.12%                      0
      "          "         "          "             7.70%                      0
      "          "         "          "             8.40%                      0
      "          "         "     ($50 par value)    8.72%                      0
      "          "               ($100 par value)   6.52%              1,000,000

Common Stock ($4.50 par value)                      ------            40,296,147
                                                                      ----------
                                                                     41,629,329

     (c) The amount of the stated capital of the corporation after giving effect to such cancellation is
                  $297,991,761.50.


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     (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 56,423,182, itemized as follows:

          Class                                     Series         No. of Shares

Cumulative Preferred Stock ($50 par value)           5%                 125,209
      "          "         "          "              4.60%                    0
      "          "         "          "              4.50%                8,397
      "          "         "          "              4.60% (Series A)    14,052
      "          "         "          "              5.125%              66,000
      "          "         "          "              4.60% (Series B)    54,400
      "          "         "          "              6%                  65,124
      "          "         "          "              9.40%                    0
      "          "         "    ($100 par value)     8.12%                    0
      "          "         "          "              7.70%                    0
      "          "         "          "              8.40%                    0
      "          "         "    ($50 par value)      8.72%                    0
      "          "         "    ($100 par value)     6.52%            1,000,000


Serial Preferred Stock  ($50 par value)  (1 vote)     ----               640,000
Serial Preferred Stock  ($100 par value) (1 vote)    ----              1,750,000
Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----              2,000,000
Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----                700,000
Common Stock  ($4.50 par value)                        ----           50,000,000
                                                                      ----------
                                                                      56,423,182


                  --
4.       (a)      |__|     Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

         Number of      Number of        Number of Votes    Number of Undisputed
 Voting  Outstanding    Votes Entitled   Represented at     Shares Voted
 Group   Shares         to be Cast       the meeting        For         Against
 -----   -------------  ---------------- ------------------ --------------------

                  ---
         (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code,
         as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                                     SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  March 13, 2002                By:  s/ Lynn M. Williams
                                         ---------------------
                                              Secretary